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                                                                   EXHIBIT 10.58

                        KEY EMPLOYEE SEVERANCE AGREEMENT

     THIS AGREEMENT made as of the 1st day of November, 1992, by and between PHYSICIANS INSURANCE COMPANY OF OHIO, an Ohio corporation (the "Company"), and Rich Sharpe (the "Employee").

                             W I T N E S S E T H :

     WHEREAS, the Company has been advised that its majority shareholder, the Ohio State Medical Association ("OSMA"), has entered into a letter of intent to sell its controlling block of Class B Common Shares to The PIE Mutual Insurance Company ("PIE"); and

     WHEREAS, the Board of Directors of the Company has appointed a Special Committee to evaluate the proposed sale by OSMA to PIE and to take such action as may be necessary to preserve the business of PICO and the continuity of its management during the pendency of the proposed sale; and

     WHEREAS, the Special Committee believes it is imperative that the Company and the Board of Directors be able to rely upon Employee to continue in Employee's position, and that the Company be able to rely upon Employee's objective advice, if requested by the Company, as to the best interests of the Company and its shareholders without concern that Employee might be distracted by the personal economic uncertainties and risks created by such proposal; and

     WHEREAS, in connection with the evaluation of the proposed sale by OSMA to PIE or any alternative transactions which may hereafter be presented, in addition to Employee's regular duties, Employee may be called upon to assist in the assessment of such proposals, to advise management, the Special Committee and the Board of Directors as to whether such proposal would be in the best interests of the Company and its shareholders, and to perform such other duties as the Board may determine appropriate; and

     WHEREAS, the Special Committee has approved the Company entering into severance agreements with certain key employees of the Company, including Employee;

     NOW, THEREFORE, to assure the Company that it will have the continued dedication of Employee and the availability of Employee's advice and counsel notwithstanding the possibility, threat or occurrence of a bid or proposal to take over control of the Company, and to induce Employee to remain in the employ of the Company throughout the pendency of such proposal, and for other good and valuable considerations, the Company and Employee agree as follows:

     1. Services During Certain Events. Employee agrees not to leave the employ of the Company voluntarily, without the prior consent of the Company, other than by reason of retirement at or after Employee's normal retirement date, and to render the services contemplated in the recitals to this Agreement, until

          (a) The proposed sale by OSMA to PIE is abandoned or terminated; or

          (b) In the event a third person, corporation or group begins a tender or exchange offer, circulates a proxy to shareholders, or takes other steps to effect a Change of Control (as hereafter defined), such efforts to effect a Change of Control are abandoned or terminated; or

          (c) A Change of Control has occurred.

     2.Termination After Change of Control.

          (a) In the event Employee's employment with the Company shall be terminated at any time during the twenty-four (24) month period following a Change of Control, either by the Company for any reason other than for serious Cause (as herein defined) or by Employee for Good Reason (as herein defined), then Employee shall receive (i) payment for services rendered prior to the date of termination based on
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     Employee's then current base compensation rate and (ii) Employee's compensation will continue at the same rate for the longer of (A) the period remaining between the termination date and the second anniversary of the Change of Control or (B) a period of six (6) months. To the extent Employee shall receive compensation from other employment for services rendered during the period specified in (A) or (B) above, whichever is applicable, the amount payable pursuant to (ii) above shall be correspondingly reduced. The preceding sentence shall not be construed as requiring Employee to seek other employment prior to the end of the period specified in (A) or (B).

     (b) For purposes hereof, a termination by the Company for "Serious Cause" shall mean and be limited to termination by the Company by reason of the
Employee's:

             (i) Grave misconduct, such as misappropriation of funds or property of the Company, theft or fraudulent misconduct; or

             (ii) Conflict of interest by attempting to obtain personal profit from any transaction in which Employee has an interest which is adverse to that of the Company unless Employee has first obtained the consent of the Company;

          and shall not include termination by reason of:

             (A) negligence or bad judgment of Employee; or

             (B) any act or omission of Employee without intent of personal profit or believed by Employee to be in or not adverse to the best interests of the Company.

          (c) For purposes hereof, a termination by Employee for "Good Reason" shall mean and be limited to voluntary termination by Employee following:

             (i) A reduction in Employee's compensation (including bonus practices) or a change in benefits, or decrease in duties or responsibilities in connection with the Employee's employment by the Company which, in either case, is materially less favorable than was that which was in effect immediately prior to the Change of Control; or

             (ii) Employee's transfer outside the Central Ohio area.

          (d) For purposes hereof, a "Change of Control" shall be deemed to have occurred if, after the date first written above:

             (i) OSMA votes its shares in an election of Directors or on a proposal to remove Directors with the result that the persons who are Class A Directors of the Company immediately prior to such action cease to constitute a majority of the Class A Directors of the Company; or

             (ii) Any Person (as such term is used in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than OSMA at any time in any manner acquires ownership of any of the Class B Common Shares of the Company or of shares of any class of the Company possessing in the aggregate more than 50% of the voting rights of the Company; or

             (iii) The Company sells all or substantially all of its assets, whether in one or a related series of transactions.

     3. Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating or affecting the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     4. Controlling Law. This Agreement shall in all respects be governed by, and construed in accordance with, the laws of the State of Ohio.

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     5. Termination.

          (a) This Agreement shall terminate if the Board of Directors determines that Employee is no longer a key employee and so notifies Employee; provided that such determination shall not be made, and if made shall have no effect:

             (i) During the period from the date first above written until, in the opinion of the Board or the Special Committee, the proposed sale of OSMA to PIE has been abandoned or terminated; or

             (ii) During any period when the Company has knowledge that any third person has taken steps reasonably calculated to effect a Change of Control until, in the opinion of the Board or the Special Committee, the third person has abandoned or terminated its efforts to effect such Change of Control; or

             (iii) After a Change of Control.

     Any decision by the Board of Directors or the Special Committee that the proposed sale by OSMA to PIE has been abandoned or terminated or that any third person has abandoned or terminated its efforts to effect a Change of Control shall be conclusive and binding on Employee.

          (b) This Agreement shall not be terminated by any consolidation or merger in which the Company is not the surviving corporation, by a transfer of all or substantially all of the assets of the Company, or by a Change of Control of the Company. In the event of any consolidation, merger, transfer of assets, or Change of Control, the Company shall require that the new or surviving corporation, transferee of the Company's assets or controlling shareholder be bound by and benefit from the provisions of this Agreement as a condition for entering into the transaction; and the Company shall take all actions reasonably necessary to accomplish this result.

     6. Miscellaneous. Except as otherwise specified herein, neither this Agreement nor its operation shall in any way affect the right of the Company to dismiss or discharge Employee at any time with or without cause.

     This Agreement shall not affect any other agreement to which Employee is a party relating to Employee's employment by the Company (including but not limited to any agreement not to compete with the Company and/or to keep confidential information regarding the Company), nor shall this Agreement reduce any benefits or affect any rights Employee now has or may hereafter acquire pursuant to the provisions of any employee benefit plan of the Company.

     The obligations hereunder of the Company shall be wholly unsecured. The Company shall be under no obligation to reserve, segregate or earmark any cash or other property for the payment of any amounts under this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                          PHYSICIANS INSURANCE COMPANY
                                          OF OHIO

                                          By:

                                            ------------------------------------
                                          Its

                                            ------------------------------------

                                          --------------------------------------
                                          Rich Sharpe                 (Employee)

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                               AMENDMENT NO. 1 TO
                        KEY EMPLOYEE SEVERANCE AGREEMENT

     This Amendment No. 1 to the Key Employee Severance Agreement made as of the 1st day of November, 1992 (the "Severance Agreement"), by and between PHYSICIANS INSURANCE COMPANY OF OHIO, an Ohio corporation (the "Company") and the employee signing below (the "Employee").

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Employee hereby agree that subparagraph 2(d) of the Severance Agreement is hereby amended to read as follows:

     "(d) For purposes hereof, a "Change of Control" shall be deemed to have occurred if, after the date first written above:

          (i) OSMA votes its shares on a proposal to remove Directors with the result that more than two of the persons who are Class A Directors (as defined in the Regulations) of the Company immediately prior to such action cease to be Class A Directors of the Company; or

          (ii) OSMA votes its shares in an election of Class A Directors for any person other than the nominees selected by a committee of the Board of Directors of the Company a majority of the members of which are neither employees of the Company or OSMA nor current or former officers of OSMA; or

          (iii) Any Person (as such term is used in Sections 3(a)(9) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) other than OSMA or the Company at any time in any manner acquires ownership of any of the Class B Common Shares of the Company or of shares of any class of the Company possessing in the aggregate more than 50% of the voting rights of the Company; or

          (iv) The Company sells all or substantially all of its assets, whether in one or a related series of transactions."

     IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 to be effective as of the 1st day of November, 1992.

                                          PHYSICIANS INSURANCE COMPANY
                                          OF OHIO

                                          By:
                                          --------------------------------------
                                          Its
                                          --------------------------------------

                                          --------------------------------------
                                          Rich Sharpe                 (Employee)

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                          SCHEDULE A TO EXHIBIT 10.58

     On November 1, 1992, each of Martha G. Althauser, Vice President of Claims of Physicians Insurance Company of Ohio ("PICO"), Gary W. Burchfield, Chief Financial Officer and Treasurer of PICO, and James F. Mosier, General Counsel and Secretary of PICO, entered into a Key Employee Severance Agreement (the "Severance Agreements") with PICO. The Severance Agreements between PICO and Mr. Mosier and Mr. Burchfield contain the same terms as the Key Employee Severance Agreement between PICO and Rich Sharpe (the "Sharpe Agreement") filed as Exhibit
10. herewith. The Severance Agreement between PICO and Ms. Althauser contains the same terms as the Sharpe Agreement except that if Ms. Althauser terminates her employment with PICO during the 24-month period following a "change of control" of PICO for "good reason" or if PICO terminates her employment during such period for any reason other than for "serious cause," PICO will be obligated to continue her compensation at the base rate then in effect for the longer of (a) the period remaining between the termination date of employment and the first anniversary of the change of control and (b) a period of six months.

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